EXHIBIT 10.4
DIRECTOR
RESTRICTED STOCK AGREEMENT
THIS AGREEMENT is made as of the [______________] (the “Effective Date”) between Oil States International, Inc., a Delaware corporation (the “Company”), and [______________] (“Director”).
To carry out the purposes of The Second Amended and Restated Equity Participation Plan of Oil States International, Inc. (the “Plan”), by affording Director the opportunity to acquire shares of common stock of the Company (“Stock”), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Director hereby agree as follows:
1.    Award of Shares. Upon execution of this Agreement, the Company shall issue [______________] shares of Stock to Director. Director acknowledges receipt of a copy of the Plan, and agrees that this award of Stock shall be subject to all of the terms and conditions set forth herein and in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.
2.    Forfeiture Restrictions. The Stock issued to Director pursuant to this Agreement may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions (as hereinafter defined), and in the event of termination of Director’s service on the Board of Directors of the Company (the “Board”) for any reason (other than as provided below), automatically upon such termination Director shall, for no consideration, forfeit to the Company all such Stock to the extent then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit and surrender Stock to the Company upon termination of service on the Board are herein referred to as “Forfeiture Restrictions,” and the shares which are then subject to the Forfeiture Restrictions are herein sometimes referred to as “Restricted Shares.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of such Stock. The Forfeiture Restrictions shall lapse as to the Restricted Shares on the earlier of (i) the date immediately preceding the date of the next Annual Meeting of Stockholders of the Company following the Effective Date provided that Director has continuously served as a member of the Board from the Effective Date through the date immediately preceding the date of such Annual Meeting of Stockholders of the Company, (ii) the date upon which a Change of Control (as such term is defined in the Plan) occurs if such Change of Control occurs while Director is serving as a member of the Board, or (iii) the date of termination of Director’s service on the Board due to his death or due to disability such that Director is incapable of serving on the Board for physical or mental reasons, as shall be determined by the Committee in its sole discretion, and its determination shall be final.
3.    Book-Entry Shares and Ownership Rights. The Company (or its designated transfer agent) will complete the delivery of the Restricted Shares by means of electronic, book-entry statement, rather than issuing physical share certificates, and the Restricted Shares will remain in such book-entry form until the award becomes vested and no longer subject to any Forfeiture Restrictions under this Agreement. The Company may place any legends or notations on the book-entry records as it deems necessary or appropriate to reflect the terms, conditions and restrictions applicable to the Restricted Shares. The Director shall have no right to receive physical stock certificates representing any shares of Stock subject to the Restricted Shares prior to settlement. From and after the Effective Date, unless Director forfeits the Restricted Shares prior to settlement, Director will be entitled to all the rights of absolute ownership of the Restricted Shares granted under this Agreement, including the right to vote those shares; provided, however, that in the event any dividends paid by the Company with respect to the Restricted Shares prior to the expiration of the Forfeiture Restrictions shall be held in escrow by the Company and paid to Director, if at all, at the time the Forfeiture Restrictions expire on the Restricted Shares for which the dividend accrued.
4.    Consideration. It is understood that the consideration for the issuance of Restricted Shares shall be Director’s agreement to render future services on the Board, which services shall have a value not less than the par value of such Restricted Shares.
5.    Status of Stock. Director agrees that the Restricted Shares will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. Director also agrees (i) that the Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities laws and (ii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.

6.    Service Relationship. For purposes of this Agreement, Director shall be considered to be in service on the Board as long as Director remains a Director of the Company, or any successor thereto. Any question as to whether and when there has been a termination of such service, and the cause of such termination, shall be determined by the Committee in its sole discretion, and its determination shall be final.
7.    Committee’s Powers. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee pursuant to the terms of the Plan, including, without limitation, the Committee’s rights to make certain determinations and elections with respect to the Restricted Shares.
8.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director.
9.    Non-Alienation. Director shall not have any right to pledge, hypothecate, anticipate or assign this Agreement or the rights hereunder, except by will or the laws of descent and distribution.
10.    Not a Service Contract. This Agreement shall not be deemed to constitute a service contract, nor shall any provision hereof affect (a) the right to terminate Director’s service on the Board in accordance with the Company’s by-laws and applicable law or (b) the terms and conditions of any other agreement between the Company and Director except as expressly provided herein.
11.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.
12.    Amendment. Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of Director shall be effective only if it is in writing and signed by both Director and an authorized officer of the Company.
13.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to the conflicts of law principles thereof.
IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Director has executed this Agreement, all effective as of the Effective Date.

OIL STATES INTERNATIONAL, INC.

By:
Lloyd A. Hajdik
President and Chief Executive Officer

DIRECTOR